UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2023
AMERICAN AIRLINES GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Skyview Drive,	Fort Worth,	Texas	76155
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code:
(682) 278-9000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AAL	The Nasdaq Global Select Market
Preferred Stock Purchase Rights	—	(1)
(1) Attached to the Common Stock
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Approval of the 2023 Incentive Award Plan. The Board of Directors (the “Board”) of American Airlines Group Inc. (the “Company”) previously adopted, subject to stockholder approval, the 2023 Incentive Award Plan (the “2023 Plan”), which is intended to replace the Company’s 2013 Incentive Award Plan (the “2013 Plan”).
Employees and consultants of the Company and its subsidiaries, as well as members of the Board, are eligible to receive awards under the 2023 Plan. The 2023 Plan provides for the grant of stock options, including incentive stock options and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance bonus awards, performance stock units, other stock or cash-based awards, and dividend equivalents to eligible individuals.
The Board approved a share reserve under the 2023 Plan equal to 17,200,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”). The 2023 Plan’s share reserve will be reduced by one share of Common Stock for every one share granted under the 2013 Plan after March 22, 2023 (the date of Board approval of the 2023 Plan) and prior to the effective date of the 2023 Plan. At the Company’s 2023 Annual Meeting of Stockholders held on May 10, 2023 (the “2023 Annual Meeting”), the Company’s stockholders approved the 2023 Plan.
The foregoing description of the 2023 Plan is qualified in its entirety by reference to the text of the 2023 Plan, attached as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 30, 2023 (the “Proxy Statement”) and is incorporated herein by reference.

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.
At the 2023 Annual Meeting, the stockholders of the Company voted on the following proposals, each of which is described in the Proxy Statement:
Proposal 1: Election of Directors.
The stockholders elected the following individuals to the Company’s Board of Directors:

Nominee	For	Against	Abstain	Broker Non-Votes
Jeffrey D. Benjamin	277,649,396	5,913,926	1,043,470	151,461,409
Adriane M. Brown	274,335,590	9,552,238	718,964	151,461,409
John T. Cahill	274,664,070	9,204,719	738,003	151,461,409
Michael J. Embler	278,425,908	5,338,504	842,380	151,461,409
Matthew J. Hart	277,591,409	6,242,348	773,035	151,461,409
Robert D. Isom	278,633,466	5,209,157	764,169	151,461,409
Susan D. Kronick	272,561,413	10,908,406	1,136,973	151,461,409
Martin H. Nesbitt	278,448,658	5,373,240	784,894	151,461,409
Denise M. O’Leary	277,594,483	6,206,194	806,115	151,461,409
Vicente Reynal	280,497,162	3,323,825	785,805	151,461,409
Gregory D. Smith	275,069,536	8,794,469	742,787	151,461,409
Douglas M. Steenland	278,080,826	5,581,100	944,866	151,461,409
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm.
The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

For	Against	Abstain
427,499,568	7,259,659	1,308,974

Proposal 3: Advisory Vote to Approve Executive Compensation.
The stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
273,040,291	10,606,014	960,504	151,461,392
Proposal 4: Advisory Vote to Approve the Frequency of the Advisory Vote to Approve Executive Compensation.
The stockholders approved, on a non-binding, advisory basis, a frequency of one year for the advisory vote to approve executive compensation.

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
278,267,917	910,268	4,492,150	936,474	151,461,392
Based on these results, the Company has decided to hold a stockholder advisory vote to approve the compensation of the Company’s named executive officers every year, until the next stockholder advisory vote on the frequency of the stockholder advisory vote on the compensation of named executive officers. A stockholder advisory vote on the frequency of stockholder advisory votes on the compensation paid to the Company’s named executive officers is required to be held at least once every six years.
Proposal 5: Approve the 2023 Incentive Award Plan.
The stockholders approved the Company’s 2023 Incentive Award Plan.

For	Against	Abstain	Broker Non-Votes
269,754,850	13,386,700	1,465,259	151,461,392
Proposal 6: Advisory Vote on a Stockholder Proposal to Amend Certain Voting Thresholds.
The stockholders approved a proposal that the Company amend certain voting thresholds in its charter and bylaws.

For	Against	Abstain	Broker Non-Votes
278,397,612	5,097,668	1,111,529	151,461,392

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

10.1
American Airlines Group Inc. 2023 Incentive Award Plan (incorporated by reference to Appendix A to American Airlines Group Inc.'s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 30, 2023).

104.1	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AIRLINES GROUP INC.

Date: May 11, 2023	By:	/s/ Grant B. McGee
Grant B. McGee
Corporate Secretary